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                                                                     EXHBIT 99.2

Thomson StreetEvents Transcript
F I N A L   V E R S I O N

ANF - Abercrombie & Fitch Co.
Q1 2005 Abercrombie & Fitch Co. Earnings Conference Call
May. 17. 2005 / 4:30PM ET

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Corporate Participants
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   *  Tom Lennox
      Abercrombie & Fitch Co. - IR Director
   *  Bob Singer
      Abercrombie & Fitch Co. - President and COO
   *  Mike Jeffries
      Abercrombie & Fitch Co. - Chairman and CEO

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Conference Call Participants
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   *  Mark Friedman
      Merrill Lynch - Analyst
   *  Jeff Klinefelter
      Piper Jaffray - Analyst
   *  Jeff Black
      Lehman Brothers - Analyst
   *  Paul Lejuez
      Credit Suisse First Boston - Analyst
   *  Dana Telsey
      Bear Stearns - Analyst
   *  Monica Brisnehan
      RBC Capital Markets - Analyst
   *  Barbara Wyckoff
      Buckingham Research Group - Analyst
   *  Joe Teklits
      Wachovia Securities - Analyst
   *  Dorothy Lakner
      CIBC World Markets - Analyst
   *  Janet Kloppenberg
      JJK Research - Analyst
   *  Dana Cohen
      Banc of America Securities - Analyst
   *  Lauren Levitan
      SG Cowen - Analyst
   *  Margaret Mager
      Goldman Sachs - Analyst
   *  Brian Tunick
      JP Morgan - Analyst
   *  Josh Schwartz
      Flatbush Watermill LLC - Analyst
   *  Marie Driscoll
      Standard & Poor's - Analyst
   *  Jeff Feinberg
      JLF - Analyst
   *  Christine Chen
      Pacific Growth Equities - Analyst
   *  Stacy Pak
      Prudential Equity Group - Analyst
   *  John Morris
      Harris Nesbitt - Analyst

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Presentation
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Operator   [1]
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Welcome to today's Abercrombie & Fitch first quarter earnings results conference call. Just a quick reminder, this conference is being recorded. [Operator Instructions]. We will open the call to take your questions at the end of the presentation. Now at this time I'd like to turn the call over to Mr. Tom Lennox. Please go ahead, sir.


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Tom Lennox,  Abercrombie & Fitch Co. - IR Director   [2]
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Good afternoon and welcome to our first quarter conference call. After the market closed, we e-mailed to your offices the quarterly sales and earnings release, balance sheet, income statement, and an updated financial history. If you haven't received these materials please call Jill Swansinger at 614-283-6751, and she will forward them to you. This call is being taped and can be replayed by dialing 888-203-1112. You will need to reference the conference ID number 9675046 to access the replay. You may also access the replay through the Internet at Abercrombie.com.

With me today are Mike Jeffries, our Chairman and CEO, and Bob Singer, President and Chief Operating Officer. Today's earnings call will be limited in time to one hour. After our prepared comments, we will be available to take your questions for as long as time permits. Please limit yourself to one question so that we can speak with as many callers as possible. Before I begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. Now to Bob.

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Bob Singer,  Abercrombie & Fitch Co. - President and COO   [3]
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Thank you, Tom, and good afternoon to everyone. I would like to begin by noting that we have reported our first quarter income statement using a reclassified format. We believe that the new format, which clearly shows the cost of merchandise sold as well as the told cost of our stores and distribution, provide a much clearer presentation of our results and more closely follows the metrics and margins which we use to manage and control our business. Prior period results have been reclassified accordingly.

Now, turning to the results. Total company net sales for the first quarter were $546.8 million, a 33% increase versus last year's first quarter sales of $411.9 million. Total company comparable store sales increased 19% for the quarter as each of our brands enjoyed excellent same-store sales; 16% for Abercrombie & Fitch, 32% for Abercrombie, and 21% for Hollister. A key driver of our increased sales was the significant increase in average unit retail of 23% over last year's first quarter. This increase derived from the ever higher quality level of our product and the elimination of promotional activity, as well as increased unit sales of higher priced items, in particular denim. Hollister sales grew by 71%, derived both from increase average store sales as well as the opening of 87 new stores in the 12 months through April 30, 2005.

The gross margin rate, which reflects above mentioned reclassification, was 65.3%, increasing 30 basis points from last year's rate of 65%. This increase in rate resulted primarily from lower shrink, offset partially by increased freight costs. Overall initial margin and markdowns as a percentage of sales remained relatively constant compared to last year.

We ended the quarter with inventories up 56% per gross square foot versus last year at cost. This is the result of a deliberate program to build inventory levels. We believe our inventory levels were too low last April, particularly in key categories such as knits and denim. We believe that our increased inventory levels have contributed to our significantly improved sales levels in all brands. Building inventories has allowed us not only to grow sales, but also ensure the quality of our store presentation and environment. We intend to continue this trend in the coming months.

Total store and distribution expense as a percentage of sales was 40.6%, increasing 40 basis points from last year's rate of 40.2%. As many of you know, we have significantly increased staff hours in our stores. Average weekly hours per store grew 53% in the first quarter of 2005 over the first quarter of 2004, and total store payroll grew to 13% of sales compared to 10.7% in 2004. On the other hand, we are obtaining significant leverage as fixed store costs, including store rent, landlord charges and depreciation decreased as a percentage of sales. Most importantly, the increased investment in staff hours and training has permitted us to significantly improve store presentation and customer service and has also contributed to reduced merchandise shrink.

Marketing, general, & administrative expenses were 12.3% of sales, 120 basis points lower than last year's 13.5% rate. Excluding the legal costs of the Diversity lawsuit accrual in 2004, and the derivative shareholder lawsuit in 2005, these costs were relatively flat as a percentage of sales, reflecting increased home office payroll expense offset by leverage on sales. We believe that last year's G&A level was maintained at an unsustainably low level, and we have moved aggressively to build our infrastructure; particularly in design, sourcing, and merchandising. The people we are bringing on board now are already making a significant contribution, and they will also provide the basis for our future success.

Operating income for the quarter was $68.3 million versus $46.7 million, an increase of 46% versus last year. Net income for the quarter increased 38% to $40.4 million from $29.3 million, and net income per share on a fully diluted basis increased 50% to $0.45 from $0.30 last year. During the first quarter, we repurchased 475,000 shares as part of our stock repurchase program at a cost of $26.9 million.

We have made progress in our international development program. We have executed six leases for stores in Canada, which we expect to open in late 2005 or early 2006, and we are continuing to search for other locations. We are also actively pursuing European store locations as well as space for a European distribution center in preparation for our planned rollout by fiscal year end 2006. Finally, we recently established a Japanese subsidiary and we are currently assessing real-estate opportunities in Japan where we hope to open our first stores in late 2006 or early 2007. Now, I'll turn it over to Mike.

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Mike Jeffries,  Abercrombie & Fitch Co. - Chairman and CEO   [4]
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Thank you, Bob. As you have heard we've achieved outstanding results in the first quarter, building on a significantly improving trend which began in the second half of 2004. I believe this success is the result of the disciplined application of our key strategies across all our brands. We intend to continue on this path, and I believe that it will be the key to future success.

The four main pillars of the strategy are, one, constant attention to building and reinforcing our brand. Two, our nearly obsessive focus on each brand's core market position, aspirational American casual apparel and accessories targeted to specific age groups. Three, a rapidly developing design, merchandising, sourcing, and planning organization built across, around expertise in each product category across brands. And four, a strong commitment to presentation and customer experience in our stores.

Our new merchandise organization, which is centered around product experts, allows us to develop and leverage greater skills in each category while at the same time being able to better identify the unique characteristics of each brand. We have continued to increase quality levels throughout our assortments, particularly in Abercrombie & Fitch, and have further enhanced this positioning through the development of Ezra Fitch. In our stores we have improved service presentation standards, and by eliminating promotion activity, we have both enhanced our brand's image as the premium casual brand in each target age category while also improving sales margins. These characteristics clearly differentiate us from the competition.

From a comp standpoint, our kids business Abercrombie performed the strongest of all brands during the quarter. The business has improved dramatically driven by excellent product and improved customer service. I see our store investment program paying off in all brands and the kids business has benefited from the increased staff hours and training, which have permitted us to greatly improve the store environment as well as customer service.

With a 70% sales increase driven by a 21% comp store sales increase as well as 83 new stores opened since April 2004, Hollister had an outstanding quarter. In 2005, we plan to open approximately 16 new Hollister stores, taking the total store count to over 300 stores. We see great opportunity for additional stores in the coming years and expect that Hollister sales will approach or exceed $1 billion in 2006, making it the truly dominant lifestyle brand for the high school-aged guy and girl. We continue to foresee significant further growth opportunities for Hollister.

We have continued to make progress in developing RUEHL. A key step which we are now undertaking is the integration of RUEHL's merchandise team in our product category teams. This will provide RUEHL with greater expertise -- excuse me, expertise in each product category and give us greater leverage with our suppliers. This should permit to us improve the focus of RUEHL's collections and improve product quality and delivery schedules. In addition, we will open our first RUEHL leather accessories store on Bleecker Street by the end of 2005. Our commitment to RUEHL is confirmed by the important store locations we will be opening in the coming months; including major malls in Honolulu, San Diego, and Chicago in 2005 and Long Island and Las Vegas in 2006. As we previously stated, we do not expect RUEHL to break even until the end of 2007. We remain pleased with its progress and anticipate the brand will be a great contributor to the Company's success over the long term.

Results at Abercrombie & Fitch were truly outstanding as we generated exceptional growth, notwithstanding our relatively constant store count. Net sales for the quarter exceeded 300 million, with comp store sales increasing 16%. I believe this is an amazing accomplishment given the size, maturity, and historical margin structure of this business. It is particularly extraordinary given that we have achieved this growth by moving completely away from any promotional activity. Customers have responded extremely well to our continually enhanced quality emphasized by our casual luxury marketing and the continued development of Ezra Fitch. We continue to seek improved quality and fashion while maintaining our high gross margins. We expect the opening of our flagship stores on Fifth Avenue in New York and at the Grove in Los Angeles will further enhance the brand image while also generating outstanding sales volume.

Now we are available to take your questions. Please limit yourself to one question so that we can speak to as many callers as possible. After everyone has had a chance we will be happy to take follow-up questions. Thank you.

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Questions and Answers
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Operator   [1]
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[Operator Instructions]. Mark Friedman, Merrill Lynch.

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Mark Friedman, Merrill Lynch - Analyst [2]
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Mike, I was wondering if you could talk a little bit about the gross margin, IMU flat, yet saw some great gains; they're slowing. Are there opportunities going forward? And from a RUEHL standpoint, where's the big breakthrough on the gross margin line from-- in the near term?

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [3]
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Start with RUEHL. It is a constantly improving gross margin. I'm not going to give you the number. We think that the -- it will constantly improve and by 2007, we'll be at a rate that-- that is acceptable in the mix of our profit with the number of stores we'll have. Our target there is to attain the Abercrombie & Fitch corporate IMU and markdown rate, and I think we should achieve that shortly after 2007.

In terms of the IMU for the total business we have seen market improvement. It flattened out the first quarter. I have never projected an improvement in IMU in the business, and I will not do so now. I think that we are building a huge amount of quality in our product, increased amount of quality in our product, and I really believe that's why the IMU rate has flattened out. I would expect to not see huge improvement in IMU for the rest of the year for that reason.

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Operator [4]
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Jeff Klinefelter, Piper Jaffray.

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Jeff Klinefelter, Piper Jaffray - Analyst [5]
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Question on store expenses. Mike or Bob, however you want to approach it, but, you know, with your average hours up 53% and your payroll up to 13% of sales, can you talk a little bit about what you've learned from stepping that up dramatically outside of the obvious here this year versus last year? Are you finding that you're going to be able to bring that back down to some level as you move though the year, or do you feel like you're now at the appropriate level and will be staying there in order to create the best level of service?


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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [6]
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I think what we've certainly learned is that, by managing the stores with the amount of time that they need to be managed properly, rather than focusing on a percentage of sales, we're getting much better-- we're getting a much better presentation in the store, we're creating a much better experience in the store, we have much greater staff morale and I think we're going to be able to build on that over time. And, on the other hand, clearly, we would not expect -- we would expect because of the sales in the second half of the year, are significantly better than the sales in the first half of the year, just normal seasonality. We would expect, I think, to have some further leverage. So there's nothing magical about 13%. It's much more a question of the level that we think we need to manage the stores. And I think the sales increases in the second half will be more significant than will be the increase in the number of hours in the store.

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Operator [7]
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Jeff Black, Lehman Brothers.

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Jeff Black, Lehman Brothers - Analyst [8]
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I just had question for Mike about the evolution of the casual luxury theme. I mean, if we look out across the three brands that we have now, and I guess you could add RUEHL if you like, you know, should we understand this as a price point game and taking up price points to a certain level, and tell me what that is, should we understand this in terms of mix changes? And secondarily, how do you rate where each brand is on this evolution curve in terms of the maturity into the casual luxury theme?

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [9]
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Okay, that's a great question. Historic casual luxury is a marketing theme for the Abercrombie & Fitch brand. We will continue to use it. We will continue to enhance the quality level of the Abercrombie & Fitch brand. We will raise average unit retail with the introduction of a greater percentage of Ezra product in the mix.

It's interesting that we are being paid very handsomely for doing this. There isn't an infinite level of price increase that we can sustain, and that price increase after this year will clearly moderate. It is not a concept that we're employing in the other two brands, being abercrombie and Hollister. We are looking to enhance the quality levels of those brands, but our average unit retails will stay the same on a classification by classification basis. We are seeing increases in average unit retails in those brands because of mix. So the only increase in the average unit retails in Hollister and abercrombie will be mix issues. That's a very good question.

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Operator [10]
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Stacy Pak, Prudential Equity Group.

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Stacy Pak, Prudential Equity Group - Analyst [11]
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I have one clarification and then one question. Bob, what did you say on inventories, because on the balance sheet they look a little light, but I thought you gave some huge number on a per square foot. So if you could just repeat that. And then I'm wondering how to read the decreasing transactions at Hollister and at core during the quarter. It looked to me like Hollister's transactions got somewhat worse on a two year, and I'm just wondering how to interpret that and how much of the AUR for the Company was due to denim?

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [12]
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I think it's more than one question there. Would you like the first one answered, Stacy?



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Stacy Pak, Prudential Equity Group - Analyst [13]
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The one was a clarification.

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Bob Singer, Abercrombie & Fitch Co. - President and COO [14]
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-- comparison was to last year's first quarter, not to the balance sheet at the
31st of January. That's where the 50% increase is.

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Stacy Pak, Prudential Equity Group - Analyst [15]
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The 56% on per square foot is year-over-year? Is that what you're saying?

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Bob Singer, Abercrombie & Fitch Co. - President and COO [16]
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That's correct, Stacy. And I could also point out that on a unit basis, it's, in fact, much lower than that; because the average price of our -- cost of our inventory units has grown substantially. So which of your questions do you want us to answer?

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Stacy Pak, Prudential Equity Group - Analyst [17]
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Why don't you answer the transaction question about Hollister and core and how to read that.

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Bob Singer, Abercrombie & Fitch Co. - President and COO [18]
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I think that basically what you see is that we have more transactions in product with higher unit prices, particularly in the denim. And the other thing is that, I think, by having the lower promotional expense, we have more sales dollars for fewer transactions. So I don't-- and we're not concerned about -- all the businesses have shown remarkable growth, and that's in dollars that we're doing and I think that's what we're totally focused on, the dollars rather than the number of transactions. The traffic in the stores has continued to be extraordinary, and I don't think we're concerned at all.


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Operator [19]
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Paul Lejuez, CS First Boston.

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Paul Lejuez, Credit Suisse First Boston - Analyst [20]
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Wonder if you could talk a little bit about any sourcing improvements that you might be seeing? A little strange that the IMUs are holding constant. Just wondering what you're seeing on the sourcing side.

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [21]
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I don't know what you mean by extraordinary that they're staying constant. As I said, we're building a huge amount of additional quality into our product. To do so, we have to continually push and -- continually develop our sourcing pace or push forward with it. I think we've made remarkable progress in identifying and bringing up new quality factors across the business. So our continued push into new markets, new quality factories is clearly paying off. We've taken that in more quality than IMU improvement for the first quarter. I would expect that -- I don't want to project the balance of the year in terms of IMU.

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Operator [22]
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Dana Telsey, Bear Stearns.

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Dana Telsey, Bear Stearns - Analyst [23]
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Mike, can you talk a little bit about hindsight spring '05, and as look towards planning your business for even holiday season, anything you take away from spring '05 in learnings for how you plan holiday? And if you look at the increase in denim that you're doing for back-to-school and I guess even a little go forward what price point should we look at, and what new should we see in denim, and is there tops to match the newness in denim?

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [24]
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Okay. I'm not going to reveal price points in denim because that's competitive issue. I think that we've worked very hard on our denim assortments for back-to-school. You'll see more fashion and you've certainly seen that in our existing stocks, but we'll continue to push the fashion quotient in denim; as well as the basic part of that business with intriguing washes and everything that's necessary to drive the business.

In terms of intriguing tops to go with those bottoms, I think that we are continuing to push more newness in the stocks. I think we're very on track in terms of key categories in the tops business, and I'm assuming you're talking about women's tops. I feel that we're very much on track and we'll go right into back-to-school with that momentum.

In terms of learning from spring 2005, I think that we have covered with increased inventory more pockets across-- consistently across our business. I think we have been more sporadic in the past, in terms of how we have had programs come and go in our inventories. We are looking very hard at how we manage basics verse fashion and I think with our cross merchandising organization we are more consistent, category by category, on a week by week basis than we've ever been. Good question.

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Operator [25]
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Monica Brisnehan, RBC Capital Markets.

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Monica Brisnehan, RBC Capital Markets - Analyst [26]
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I was wondering if could you outline for us some of the increases in the home office expenses that you mentioned in your prepared remarks.

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Bob Singer, Abercrombie & Fitch Co. - President and COO [27]
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Sure. I think the main component has been increasing the staff and-- and therefore our payroll costs in the main home office functions, particularly the product-oriented areas like merchandising and design and sourcing, and planning. And I think, as I had said before in the opening remarks, the issue here is not adding to a level which was already high. It's really a question of catching up in the situation where the Company was not building the structure in a commensurate way with the growth of the Company; and so really what we've been doing is catching up and there's a substantial difference between the first quarter of 2005 and first quarter of 2004. It's a process that really started to accelerate starting at the end of last spring. That is the major change. Otherwise, we keep a very tight control over all of our G&A costs throughout the Company.


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Operator [28]
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Barbara Wyckoff, Buckingham Research Group.

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Barbara Wyckoff, Buckingham Research Group - Analyst [29]
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Mike, could you talk about the product teams? Did I hear right that merchandising, sourcing, technical are going to be consolidated for all brands? Is design still going to be separate or is that also consolidated?

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [30]
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Designs-- design operates in separate silohs, absolutely separate silohs.

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Barbara Wyckoff, Buckingham Research Group - Analyst [31]
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Okay, but the others all consolidated? Makes a lot of sense.

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Operator [32]
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Joe Teklits, Wachovia Securities.

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Joe Teklits, Wachovia Securities - Analyst [33]
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Back to the inventory question real quick. It was down a lot last year at the end of the first quarter on a per square foot basis. It's up two times what it was down last year. I know your comps are running very positive right now, but can you give us some insight into how those flows might change in the second quarter? You bring more in up-front, or are you going to be flowing the same as you did last year, and maybe where you're going to end Q2 at this point? Does that make sense?

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [34]
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Yes, sure, Joe. You want to give second quarter guide -- guidance?

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Bob Singer, Abercrombie & Fitch Co. - President and COO [35]
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Well, I think-- one of the things you noticed in the press release, probably,
Joe is that we believe that our cash balance will go below the $300 million level because we're going to continue to increase inventories in the second quarter; and the growth is going to be primarily in basic categories like denim, knits, and-- that we think are going to really drive the business very well going into the second half of the year. So we do expect it to continue to grow in the next three months, and then hopefully the sales that will result will drive us back to the proper level, the appropriate level at the end of the year. This is the appropriate level, though. I think we feel very strongly that last year we didn't have sufficient inventory really to meet demand and-- and, as a consequence, the business results were not as good as they might have been.

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [36]
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I want to talk a minute about that. Clearly, we're going to give a little more flavor, we are going to intensify the denim inventories. You all know that we just lived back-to-school from hand to mouth and had virtually empty stores. We're also intensifying what we would call core items in the inventory, and I alluded to that in my last conversation about being consistent from brand-to-brand, by-- category-by-category on a week-to-week basis that.

That is a significant increase in inventory. But we're making a significant increase in inventory in what we would classify as non-risk classifications. We are continuing to be very conservative in our fashion classifications which carry markdown risks. So you all know that we're very risk adverse. We continue to be hugely risk adverse and look at the downside in the fashion inventories over a short period of time. I'm very comfortable with we-- with where we are; although they sound like big numbers, they do sound like big numbers to me, too. But these inventories are being really well managed.

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Operator [37]
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Dorothy Lakner, CIBC World Markets.

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Dorothy Lakner, CIBC World Markets - Analyst [38]
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I have a question for Bob. Any thoughts on the CFO search?

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Bob Singer, Abercrombie & Fitch Co. - President and COO [39]
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Yes, my thought is that I hope to find a CFO -- that we will find a CFO as soon as possible, because it's not easy doing two jobs at the same time. We're proceeding with all due haste and I hope that maybe the next time we speak we'll be able to have somebody already selected.

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Operator [40]
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Janet Kloppenberg, JJK Research.

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Janet Kloppenberg, JJK Research - Analyst [41]
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Mike, I heard what you just said about fashion and risks associated with it. My view is that your basics have become more fashion oriented, with your tops, part of your denim with the ornamentation, the graphic T's even. So I'm wondering if what you call basics-- what you called basics two years ago has shifted. I'm wondering about the novelty component. I'm wondering if we should expect then to see the novelty component of the mix, including the denim assortment, to decline if you're investing more in basics; or if it's just a matter of what a basic is-- the definition of a basic.

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Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [42]
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I think there s a fashion quotient to our basics, but I would view them, as we view our business now, as riskless in terms of seasonality or future. To understand this best, I think you have to look at our store tiers. And we have not done well over recent years in our lower volume, less sophisticated stores. We have starved those inventories -- those stores for inventories and, in fact, the kind of merchandise that those stores sell best is what we would classify as basic. That's really where we're seeing the increased inventories, and by the way, absolute results in our business. That tier of stores that had been decreasing and was really responsible -- a great deal responsible for our total comps being not very good, because over recent years our more sophisticated stores have trended very well; those stores, not very well. The basic inventory investment is going into those stores and we're seeing payback.

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Operator [43]
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Dana Cohen, Banc of America Securities.

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Dana Cohen, Banc of America Securities - Analyst [44]
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Just clarifying again on the inventory. Looking at it on a two-year basis it's up 22% per square foot, which is not that different from where your comps were in the first quarter, but as you moved through the year, I mean, while inventories were down in subsequent quarters they weren't down as much. So, Bob, when you talk about increased investment, is it the 56? Is it the two-year per square foot. How should we think about that? And then secondarily, given that we all came into today with models that look very different from the numbers that you reported, there was about 100 million that shifted last year from sort of gross margin to SG&A. Should we think it's about the same for this year just so we can sort of true up the numbers we came into today with?

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Bob Singer, Abercrombie & Fitch Co. - President and COO [45]
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Dana, I honestly have not gone back to look at what it was last year from that point of view. We simply determined what we would put into the categories, and we focused on those, and then we reclassified the previous period. So I think what we would like you to do, to be honest, is to think about the expense categories and the way that we're thinking about them. That is, cost of inventory that we sell, cost to manage the stores.

And in the 10-Q, Dana, it is our intention to give some further color on how much the store expense was, people as opposed to occupancy and depreciation. So you will be able to see that, and you can think about those in their variable and fixed components. And as far as D & A I think, again, it's largely fixed, but there is the fact that we're building the home office structure and we will continue to do that. So I'm not sure I've answered your question, but I can't really think about it the other way.

--------------------------------------------------------------------------------
Operator [46]
--------------------------------------------------------------------------------
Lauren Levitan, SG Cowen.

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [47]
--------------------------------------------------------------------------------
The other thing is, if I can just sort of -- Dana asked this other question about the inventories, and I think that here again what we expect is we will have an increase in inventories in the second quarter as a-- as a per square foot because we are building inventories, as Mike described, and that's what we think is appropriate to be able to keep ourselves-- keep the stores properly stocked, but as we go through the year we would expect that to then decline towards the end of the year.

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [48]
--------------------------------------------------------------------------------
I'd like to clarify. I was thinking about my comment also to Janet. We are intensifying the basic inventories in all stores, but primarily basics in what we call the second and third tier stores. But we will continue to flow and increase the fashion component of our business on a sales basis as much as the basic business. But we will be more conservative with the fashion stocks, they will turn much more quickly than the basic stocks to limit our fashion risk. But expect us to continue to flow current fashion very aggressively. We are totally committed to trend in this country, and I think we're really up and going there.

--------------------------------------------------------------------------------
Operator [49]
--------------------------------------------------------------------------------
Lauren, your line is open.

--------------------------------------------------------------------------------
Lauren Levitan, SG Cowen - Analyst [50]
--------------------------------------------------------------------------------
I was hoping you could give us some additional color on what you're currently contemplating in terms of your strategy in Japan. Do you expect that you'll be launching your own stores, or is there any sort of a partnership or cooperative relationship that you're entertaining? And also I notice you didn't comment on your previous guidance that you provided for $2.80 to $3 on 20% sales growth. Should we assume that that's still your target, or is that worth updating?

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [51]
--------------------------------------------------------------------------------
Okay. Our plan in Japan is to identify and open some key stores in major cities like Tokyo, Nagoya, Osaka, and we've already begun to look for those stores. It is absolutely our intention to do this through a 100% controlled subsidiary. We don't intend to take on partners. We will hire our own management and manage the stores, and this will allow us to achieve a fundamental goal that we have, which is that our stores in Japan should be essentially the same-- to be essentially the same as our stores in the United States or anywhere else in the world. And we're firmly convinced that we can do this. It's going to be an interesting project but we believe we'll be able to do this successfully.

And as far as guidance goes, we didn't say anything because we don't have anything to say. We said at the end of the -- well, at the end of the year, that we were going to give annual guidance, and we would have a legal obligation to make any -- to give adjustments to that if we perceived that that was appropriate. But since we haven't said anything, you can draw your own conclusion, I think.

--------------------------------------------------------------------------------
Operator [52]
--------------------------------------------------------------------------------
John Morris, Harris Nesbitt.

--------------------------------------------------------------------------------
John Morris, Harris Nesbitt - Analyst [53]
--------------------------------------------------------------------------------
Just a clarification. Let me ask Dana's question a little bit differently. Can you give us what either the gross margin or the SG&A would have been on a pre-classification basis-- just, I think, to be fair for comparative purposes, just for the current quarter?

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [54]
--------------------------------------------------------------------------------
Well, okay. I'm going to do this now, but I'm never going to do it again, so-- because that's not the way we want to you think about the business. And I think we've given you a way to think about the business that is much more rational because I think what we had before was just, excuse my expression, a mishmash of costs that have nothing to do with each other, and I think now you have a basis for really thinking about the business in a rational way, which I stress is exactly the way we think about it. But if we had used the same system as last time, then our cost of goods sold would have been 58.1% of sales and, again, that means cost of goods sold, occupancy, and depreciation and all the other things that were in there.

So gross profit would have been 41.9% as opposed to 40.1%. So you can see there's some improvement, and if-- if you'll permit me, I'll try to comment. If you remember in the opening remarks, I mentioned that we got substantial leverage on the occupancy costs and depreciation and the rental charges and landlord charges in the stores, and that would account for most of that increase; whereas our true product margin, as we also mentioned at the beginning, remained relatively similar with both IMU and markdown levels being relatively the same.

--------------------------------------------------------------------------------
Operator [55]
--------------------------------------------------------------------------------
Margaret Mager, Goldman Sachs.

--------------------------------------------------------------------------------
Margaret Mager, Goldman Sachs - Analyst [56]
--------------------------------------------------------------------------------
One of the things that is so striking about what's transpired over the past year is how robustly your business responded to some of the operational changes that you made, as well as raising your prices. I'm just wondering, how do you think about keeping things going as you start to anniversary these changes? I'm listening carefully to your discussion about inventory and the management of categories, et cetera, but I'm also interested in understanding how you think about it from a pricing standpoint, because I'm under the impression you're not raising your prices any further. So can you help me just think about how you anniversary the changes and keep the momentum going?

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [57]
--------------------------------------------------------------------------------
Well, the issue about prices is that you will see increased prices by category in the Abercrombie & Fitch brand. You not see increases in prices on a category-by-category basis in the Hollister or abercrombie brands, but there will be an increase-- a continual increase in AUR in all three of the brands because of mix. That's the balance of this year.

We will not see that next year, but it is our point of view that with the systems and processes that we're putting in place, the cross-merchandising, which is also a key driver of our business currently, we will get, I believe, better and better at doing that, at offering consistency in product category across our business on a week-by-week basis. This machine is becoming more and more efficient from the ability to predict, to plan, to source and deliver consistency in product. There's less risk to the business than there has been before, and we're offering more fashion. So I believe that that momentum will clearly carry us into the future.

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [58]
--------------------------------------------------------------------------------
If I could just throw in one additional thought, I think there's enormous opportunity still in greater productivity in our stores, and I think if you look at what we've been able to accomplish in the last few months, I think it's an indication that there's still substantial room for growth. The space in our stores is not a substantial constraint, in most cases and, therefore, if we're able to deliver the product, as Mike is describing, in the right way and also create the proper experience in the store then I think there's substantial room for further sales increases in the space that we already own. So the prospects, if we're able to execute what we're saying, are quite good.

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [59]
--------------------------------------------------------------------------------
I will expand on that. I believe that our product has improved but not to the extent that it looks as if we're being paid, with the expenditures that are being made in the store-- in the stores, it looks a lot better, and customers are perceiving it as better.

--------------------------------------------------------------------------------
Operator [60]
--------------------------------------------------------------------------------
Brian Tunick, JP Morgan.

--------------------------------------------------------------------------------
Brian Tunick, JP Morgan - Analyst [61]
--------------------------------------------------------------------------------
Bob or Mike, just from a strategy standpoint, trying to understand RUEHL versus Abercrombie & Fitch. Mike, where do you think the delta should be in the price points between Abercrombie & Fitch and RUEHL? Obviously denim could be one example and, you know, the accessories, obviously, why not open, you know, a bigger store on Bleecker?

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [62]
--------------------------------------------------------------------------------
Well, there are a number of questions there. One, I think the important thing to look at at RUEHL, is the target customer, and you remember that opening, I had said we're going after 22 to 30-year old. We're now seeing that that business is skewing a little older than we thought, so we're saying it is really a 22 to 35-year-old customer, which is good for the potential of that business, and we're really targeting dead on 30.

In terms of the price points, we are still working on them. We have raised them since opening because we saw that we could. They will average -- other than hand bags, because we don't have hand bags in Abercrombie & Fitch, probably 35 to 40% higher than A&F in total, including Ezra and A&F.

The larger store on Bleecker-- Bleecker Street is going to be a handbag store and is truly a marketing device for us. The handbags are doing extraordinarily well. We think it is a way to start building the reputation of that brand as we're -- as we're building the store base, but the store base will not grow as fast as the reputation of the brand.

--------------------------------------------------------------------------------
Operator [63]
--------------------------------------------------------------------------------
Josh Schwartz, Flatbush Watermill LLC.

--------------------------------------------------------------------------------
Josh Schwartz, Flatbush Watermill LLC - Analyst [64]
--------------------------------------------------------------------------------
Mike, just one clarification. You said-- you made a comment in responding to a question that there's less risk in the business. I was just wondering if you could expand on that? My main question was, what is going on with the kids business? What changes have you made that are resulting in the results there? And how are you thinking now about that business's future relative to maybe a year or year and a half ago?

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [65]
--------------------------------------------------------------------------------
Okay. First, risk in the business. By that, I mean that we're being -- we're better at predicting our conceptual form of the business is getting better. We're developing more talent in the business, more and better talent. We're building this home office in design and merchandising and sourcing, which is giving us just more professionalism. And third, the cross-merchandising of the brands is offering us really great expertise on a classification-by-classification basis. We're bringing more expertise to bear on a classification-by-classification basis, and I think is giving us-- that is giving us more stability in the business. Intensifying the basics in the business is a less risky proposition than intensifying greatly the fashion quotient of the business. I said we're going to aggressively go after both. The increased base in -- basic volume gives us more stability in the business.

The second issue is the kids business. I think we have more growth potential in the kids business than I would have said a year ago. There is terrific momentum in this business. We are seeing that a fashion kids business is playing in many more locations than we thought possible this time last year, but we're not announcing any expansion of that business at this point.

--------------------------------------------------------------------------------
Operator [66]
--------------------------------------------------------------------------------
Marie Driscoll, Standard & Poor's.

--------------------------------------------------------------------------------
Marie Driscoll, Standard & Poor's - Analyst [67]
--------------------------------------------------------------------------------
My question is on your Internet sales. How is the average ticket compared to the average ticket in the stores? And if that's my only question, that's it.

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [68]
--------------------------------------------------------------------------------
They're relatively similar, but I think the number of units per transaction are somewhat higher, which you would expect people are ordering for. And also the international component of Internet business would tend to have somewhat higher number of units per transaction, but in terms of the mix of product, it's pretty much similar to what we have in the stores.

--------------------------------------------------------------------------------
Operator [69]
--------------------------------------------------------------------------------
Jeff Feinberg, JLF.

--------------------------------------------------------------------------------
Jeff Feinberg, JLF - Analyst [70]
--------------------------------------------------------------------------------
Just a clarification on the inventory intensification so we can have reasonable expectations. Should the inventory preferred, if I understood correctly from the comments in the press release, be up a little more than this 56% over this next couple quarters as we have the investment in there for the full quarter, and then down dramatically in Q4? Is that the way to think about it?

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [71]
--------------------------------------------------------------------------------
It will increase in the second quarter, and we're definitely planning that. And then, clearly, where we'll be at the end of the third quarter will depend a lot on how the sales go in the second -- I'm sorry, in the third quarter. But ultimately, yes, we would expect inventories at the end of the year to have come down fairly significantly; that's correct, Jeff.

--------------------------------------------------------------------------------
Operator [72]
--------------------------------------------------------------------------------
Christine Chen, Pacific Growth Equities.

--------------------------------------------------------------------------------
Christine Chen, Pacific Growth Equities - Analyst [73]
--------------------------------------------------------------------------------
I wanted to ask about SG&A. You had previously said you expected SG&A on a dollar basis to be up for first half. Do you still stick by that statement so the SG&A spending is mostly in the first half of this year versus the second half?

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [74]
--------------------------------------------------------------------------------
Well, I'm not quite sure what you're referring to. We reported now our store expenses, in there we reported separately marketing, general administration expenses. Are you referring--

--------------------------------------------------------------------------------
Christine Chen, Pacific Growth Equities - Analyst [75]
--------------------------------------------------------------------------------
I'm talking about the combined-- the combined; because before you were just lumping them into SG&A total.

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [76]
--------------------------------------------------------------------------------
Well, again, what you have in the store expenses is the combination of expenses that were in different places before, and I believe we explained previously how we think they will grow, and occupancy will grow with the increase in the number of stores and you can estimate that pretty reasonably. And then the staffing in the stores will grow somewhat in the second half but not as intensely as the expected increase in sales. And as far as G&A goes, we manage our costs in the home office very carefully, but we will continue-- do expect to continue to increase the staff, particularly in the product areas by a substantial amount in the second half of the year.

--------------------------------------------------------------------------------
Operator [77]
--------------------------------------------------------------------------------
Stacy Pak, Prudential Equity Group.

--------------------------------------------------------------------------------
Stacy Pak, Prudential Equity Group - Analyst [78]
--------------------------------------------------------------------------------
So I guess we can ask the denim question there. On the AUR, how much of the increase in AUR can we assume was due to denim?

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [79]
--------------------------------------------------------------------------------
In Hollister and kids, a huge percentage, and in Abercrombie & Fitch, a lesser percentage.

--------------------------------------------------------------------------------
Stacy Pak, Prudential Equity Group - Analyst [80]
--------------------------------------------------------------------------------
That specific, huh.

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [81]
--------------------------------------------------------------------------------
Okay. This will be the -- should be the next question, the last question, thank you. Thank you very much. I think we've gone through everybody's questions, and
--.

--------------------------------------------------------------------------------
Mike Jeffries, Abercrombie & Fitch Co. - Chairman and CEO [82]
--------------------------------------------------------------------------------
Thank you.

--------------------------------------------------------------------------------
Bob Singer, Abercrombie & Fitch Co. - President and COO [83]
--------------------------------------------------------------------------------
Bye.

--------------------------------------------------------------------------------
Operator [84]
--------------------------------------------------------------------------------
That does conclude this conference call. Thank you all for joining us, and have a wonderful day.


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